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                                                                    EXHIBIT 23.2


                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nonqualified Stock Option Agreement between uBid, Inc. and Kenneth Dotson of our report dated January 22, 1999, with respect to the financial statements and schedule of uBid, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


Chicago, Illinois
December 17, 1999